CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 1-A of the TV Channels Network Inc of our reports dated 29th April 2024 relating to the Financial Statements of TV Channels Network Inc which appears in this Registration Statement.

/s/ Suri & Co.

Suri & Co., Chartered Accountants

No.2A1, Gundecha Onclave, Kherani Road,

Saki Naka Mumbai Maharashtra

India 400072

Date: June 18, 2024

Place: Mumbai, India